Exhibit 4.6


                  SECURITYHOLDERS AGREEMENT

                    Dated April 17, 1996


                        By and Among


               CLARK-SCHWEBEL HOLDINGS, INC.,

              VESTAR/CS HOLDING COMPANY, L.L.C.

                             AND

                CERTAIN OTHER PARTIES HERETO



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                      TABLE OF CONTENTS

                                                        Page


     ARTICLE I
          REPRESENTATIONS AND WARRANTIESOF THE PARTIES
          1 1.1 Representations and Warranties of the Company
          1 1.2  Representations  and Warranties of the
                 Securityholders...........................2

     ARTICLE II
          VOTING AGREEMENTS . . . . ...... . . . . . . . . 2
          2.1  Election of Directors . . . . . . . . . . . 2
          2.2  Other Voting Matters. . . . . . . . . . . . 3
          2.3  Voting Trust Agreement. . . . . . . . . . . 3
          2.4  Redemption and/or Conversion of Preferred
                  Stock....................................3

     ARTICLE III
          TRANSFERS OF SECURITIES. . . ....... . . . . . . 4
          3.1  Restrictions on Transfer of Employee
               Securities and Equityholder
                    Securities . . . . . . . . . . . . . . 4
          3.2  Restrictions on Transfers of Holdings
                    Securities.............................4
               (a)  Tag-Along Rights . . . . . . . . . . . 4
               (b)  Excluded Transfers . . . . . . . . . . 6
               (c)  Excluded Securities. . . . . . . . . . 6
               (d)  Survival of Provisions . . . . . . . . 6
          3.3  Securities Act Compliance . . . . . . . . . 6
          3.4  Certain Transferees Bound by Agreement. . . 6
          3.5  Transfers in Violation of Agreement . . . . 7

     ARTICLE IV
          TAKE-ALONG RIGHTS;SALE OF THE COMPANY ...... . . 7
          4.1  Take-Along Rights . . . . . . . . . . . . . 7
          (a)  Sale of the Company . . . . . . . . . . . . 7
          (b)  Take-Along Conditions . . . . . . . . . . . 8
          (c)  Purchaser Representative. . . . . . . . . . 8
          (d)  Expenses. . . . . . . . . . . . . . . . . . 8
          4.2  Sale of the Company . . . . . . . . . . . . 9
          4.3  Survival of Provisions. . . . . . . . . . . 9

     ARTICLE V
          REGISTRATION RIGHTS. . . . . . . . . . . . . . . 9
          5.1  Demand Registrations. . . . . . . . . . . . 9
               (a)  Requests for Registration. . . . . . . 9
               (b)  Preservation of Demand Registration. .10

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               (c)  Priority on Demand Registration. . . .10
               (d)  Restrictions on Demand Registrations .10
               (e)  Stock Splits . . . . . . . . . . . . .11
          5.2  Incidental Registration . . . . . . . . . .11
               (a)  Requests for Incidental Registration .11
               (b)  Priority on Incidental Registration. .12
          5.3  Holdback Agreements . . . . . . . . . . . .12
          5.4  Registration Procedures . . . . . . . . . .13
          5.5  Registration Expenses . . . . . . . . . . .16
          5.6  Indemnification; Contribution . . . . . . .16
               (a)  Indemnification by the Company . . . .16
               (b)  Indemnification by Holders . . . . . .17
               (c)  Conduct of Indemnification Proceedings18
               (d)  Contribution . . . . . . . . . . . . .19
          5.7  Rules 144 and 144A. . . . . . . . . . . . .19
          5.8  Underwritten Registrations. . . . . . . . .20
          5.9  No Inconsistent Agreements. . . . . . . . .20

     ARTICLE VI
          AMENDMENT AND TERMINATION . . . . . . . . . . . 20
          6.1  Amendment and Waiver. . . . . . . . . . . .20
          6.2  Termination of Certain Provisions . . . . .20
          6.3  Termination of Agreement. . . . . . . . . .20
          6.4  Termination as to a Party . . . . . . . . .21

     ARTICLE VII
          MISCELLANEOUS. . . . . . . . . . . . . . . . . .21
          7.1  Certain Defined Terms . . . . . . . . . . .21
          7.2  Legends . . . . . . . . . . . . . . . . . .28
               (a)  Securityholders Agreement. . . . . . .28
               (b)  Restricted Securities. . . . . . . . .28
               (c)  Removal of Legends . . . . . . . . . .28
          7.3  Severability. . . . . . . . . . . . . . . .29
          7.4  Entire Agreement. . . . . . . . . . . . . .29
          7.5  Successors and Assigns. . . . . . . . . . .29
          7.6  Counterparts. . . . . . . . . . . . . . . .29
          7.7  Remedies. . . . . . . . . . . . . . . . . .29
          7.8  Notices . . . . . . . . . . . . . . . . . .29
          7.9  Governing Law . . . . . . . . . . . . . . .30
          7.10 Descriptive Headings. . . . . . . . . . . .30
          7.11 Voting Trust Certificates . . . . . . . . .30


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                          SECURITYHOLDERS AGREEMENT


              This Securityholders Agreement (this "Agreement") is entered into as of April 17, 1996 by and among (i) Clark-Schwebel Holdings, Inc., a Delaware corporation (the "Company"), (ii) Vestar/CS Holding Company, L.L.C., a Delaware limited liability company ("Holdings"), on behalf of itself and as voting trustee (in such capacity, the "Voting Trustee") under that certain Voting Trust Agreement dated as of April 17, 1996 among the Voting Trustee, the Equityholders and the Employees (the "Voting Trust Agreement"), (iii) the initial parties to this Agreement who are identified as Equityholders on the signature pages hereto (each, an "Equityholder" and, collectively, the "Equityholders"), (iv) the initial parties to this Agreement who are identified as Employees on the signature pages hereto (each, an "Employee," and collectively, the "Employees") and (v) each other holder of Securities who hereafter executes a separate agreement to be bound by the terms hereof. Holdings, the Equityholders, the Employees and each other Person that is or may become a party to this Agreement as contemplated hereby are sometimes referred to herein collectively as the "Securityholders" and individually as a "Securityholder." Certain capitalized terms used herein are defined in Section 7.1.

                  The parties hereto agree as follows:


                                ARTICLE I
                     REPRESENTATIONS AND WARRANTIES
                              OF THE PARTIES

              1.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Securityholders that as of the date of this Agreement:

              (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, it has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

              (b) this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

              (c) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company, or (iii) conflict with, or result in a breach or default under, any term or condition of the Company's Certificate of Incorporation or Bylaws or any agreement or instrument to which the Company is a party or by which it is bound.

              1.2  Representations and Warranties of the  Securityholders.  Each
     Securityholder (as to such Person only) represents and warrants to the Company and the other Securityholders that, as of the time such Securityholder becomes a party to this Agreement:

              (a) this Agreement (or the separate joinder agreement executed by such Securityholder) has been duly and validly executed and delivered by such Securityholder, and this Agreement constitutes a legal and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms; and

              (b) the execution, delivery and performance by such Securityholder of this Agreement (or any joinder to this Agreement) and the consummation by such Securityholder of the transactions contemplated hereby (and thereby) will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which such Securityholder is subject, (ii) violate any order, judgment or decree applicable to such Securityholder, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Securityholder is a party or by which such Securityholder is bound.


                                       ARTICLE II
                                   VOTING AGREEMENTS

              2.1 Election of Directors. (a) Each Securityholder hereby agrees that such Person will vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and will take all other necessary or desirable action within such Person's control, and the Company will take all necessary and desirable actions within its control, to cause the authorized number of directors for each of the respective boards of directors of the Company and its Subsidiaries to be established at eleven directors, and to elect or cause to be elected to the respective boards of directors of the Company and each of its Subsidiaries and cause to be continued in office the individuals designated by the Vestar Holders; provided that two of the eleven directors designated by the Vestar Holders shall be elected from management of the Company.

              (b) If at any time the Vestar Holders shall notify the other parties to this Agreement of their desire to remove, with or without cause, any individual from a Company or Subsidiary directorship, all such parties so notified will vote, or cause to be voted, all voting securities of the Company and its Subsidiaries over which they have the power to vote or direct the voting, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such director.

              (c) If at any time any individual ceases to serve on the board of directors of the Company or any Subsidiary of the Company (whether due to resignation, removal or otherwise), the Vestar Holders shall be entitled to designate a successor director to fill the vacancy created thereby. Each Person that is a party hereto agrees to vote, or cause to be voted, all voting securities of the Company and its Subsidiaries over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the designated successor to be elected to fill such vacancy.

              (d) Nothing in this Agreement shall be construed to impair any rights that the stockholders of the Company or any Subsidiary of the Company may have to remove any director for cause pursuant to Section 141(k) of the General Corporation Law of the State of Delaware (or any successor provision). No such removal of an individual designated pursuant to this Section 2.1 for cause shall affect the rights of the Vestar Holders to designate a different individual pursuant to this Section 2.1 to fill the directorship from which such individual was removed.

              (e) Subject to Section 6.2, the provisions of this Section 2.1 shall remain in effect following the first Public Offering.

              2.2 Other Voting Matters. Each Securityholder hereby agrees that such Person will vote, or cause to be voted, all voting securities of the Company and its Subsidiaries over which such Person has the power to vote or direct the voting, either in person or by proxy, whether at a stockholders meeting, or by written consent, in the manner in which the Vestar Holders direct in connection with the approval of any amendment or amendments to the Company's Certificate of Incorporation, the merger, share exchange, combination or consolidation of the Company with any other Person or Persons, the sale, lease or exchange of all or substantially all of the property and assets of the Company and its Subsidiaries on a consolidated basis, and the reorganization, recapitalization, liquidation, dissolution or winding-up of the Company.

              2.3 Voting Trust Agreement. In order to effectuate the provisions of Sections 2.1 and 2.2, each Securityholder (excluding Holdings, in its individual capacity, and the Vestar Holders) shall enter into or become a party to the Voting Trust Agreement giving the Voting Trustee the authority to vote such Person's voting securities of the Company in respect of the matters set forth in Sections 2.1 and 2.2 for the term of this Agreement. Each Securityholder hereby represents and warrants that such Person has not, and each Securityholder agrees that such Person will not, grant any proxy or other voting rights or enter into any voting agreement with respect to, or subject to any voting trust, any of such Person's voting securities of the Company, other than as required by this Article II and the Pledge Agreements. To effectuate the provisions of this Article II, the Company shall not, and shall cause its Subsidiaries not to, record any vote or consent or other action contrary to the terms of this Article II.

              2.4 Redemption and/or Conversion of Preferred Stock. Each Securityholder hereby acknowledges and agrees that the Company may, and the Vestar Holders may cause the Company to, (i) redeem any or all of the Preferred Stock at any time and (ii) convert any or all of the Preferred Stock upon and after the Company's first Public Offering, in each case in accordance with the terms of the Company's Certificate of Incorporation.

                                  ARTICLE III
                            TRANSFERS OF SECURITIES

              3.1 Restrictions on Transfer of Employee Securities and Equityholder Securities. No holder of Employee Securities may Transfer any Employee Securities except in an Exempt Employee Transfer; provided that no holder of Employee Securities may Transfer more than the Applicable Percentage (measured as of the date of such Transfer) of such Person's Employee Securities in a Rule 144 Sale. No holder of Equityholder Securities may Transfer any Equityholder Securities except in an Exempt Equityholder Transfer.

              3.2  Restrictions on Transfers of Holdings Securities.

              (a) Tag-Along Rights. Prior to making any Transfer of Holdings Securities (other than a Transfer described in Section 3.2(b)) any holder of Holdings Securities proposing to make such a Transfer (for purposes of this Section 3.2, a "Selling Holder") shall give at least thirty (30) days' prior written notice to each other holder of Securities (for purposes of this Section 3.2 each, an "Other Holder") and the Company, which notice (for purposes of this Section 3.2, the "Sale Notice") shall identify the type and amount of Holdings Securities to be sold (for purposes of this Section 3.2, the "Offered Securities"), describe the terms and conditions of such proposed Transfer, and identify each prospective transferee. Any of the Other Holders may, within fifteen (15) days after the receipt of the Sale Notice, give written notice (each, a "Tag-Along Notice") to the Selling Holder that such Other Holder wishes to participate in such proposed Transfer upon the terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the Securities such Other Holder desires to include in such proposed Transfer; provided, however, that (1) each Other Holder shall be required, to the extent applicable, as a condition to being permitted to sell Securities pursuant to this Section 3.2(a) in connection with a Transfer of Offered Securities, to elect to sell Securities of the same type and class and in the same relative proportions as the Securities which comprise the Offered Securities, taking into account the provisions of Section 7.11; (2) only the Applicable Percentage (measured as of the date of the Sale Notice) of any Other Holder's Employee Securities shall be counted in determining such Person's participation rights in a transfer pursuant to this Section 3.2(a); and (3) to exercise such Person's tag-along rights hereunder, each Other Holder must agree to make to the transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Holder agrees to make in connection with the Transfer of the Offered Securities (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, the Selling Holder, the Other Holders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) such Persons), and must agree to bear such Person's ratable share (which may be joint and several but shall be based on the value of Securities that are Transferred) of all liabilities to the transferees arising out of representations, warranties and covenants (other than those representations, warranties and covenants that pertain specifically to a given Securityholder, who shall bear all of the liability related thereto), indemnities or other agreements made in connection with the Transfer. Each Securityholder will bear (x) such Person's own costs of any sale of Securities pursuant to this Section 3.2(a) and (y) such Person's pro-rata share (based upon the relative amount of Securities sold) of the reasonable costs of any sale of Securities pursuant to this Section 3.2(a) to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the acquiring party.

              If none of the Other Holders gives the Selling Holder a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, then (notwithstanding the first sentence of this Section 3.2(a)) the Selling Holder may Transfer such Offered Securities on the terms and conditions set forth in the Sale Notice to or among any of the transferees identified (or Affiliates of transferees identified) in the Sale Notice at any time within ninety (90) days after expiration of the fifteen-day period for giving Tag-Along Notices with respect to such Transfer. Any such
     Offered Securities not Transferred by the Selling Holder during such ninety-day period will again be subject to the provisions of this Section 3.2(a) upon a subsequent Transfer. If one or more Other Holders give the Selling Holder a timely Tag-Along Notice, then the Selling Holder shall use all reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Holders in any contemplated Transfer, on the same terms and conditions as are applicable to the Offered Securities, and no Selling Holder shall transfer any of such Person's shares to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Other Holders. If the prospective transferee(s) is unwilling or unable to acquire all of the Offered Securities and all of the Securities to be Transferred by the Other Holders specified in a timely Tag-Along Notice upon such terms, then the Selling Holder may elect either to cancel such proposed Transfer or to allocate the maximum number of each class of Securities that the prospective transferees are willing to purchase (the "Allocable Shares") among the Selling Holder and the Other Holders giving timely Tag-Along Notices as follows (it being understood that the prospective transferees shall be required to purchase Securities of the same class on the same terms and conditions taking into account the provisions of clause (1) of the first paragraph of this Section 3.2(a), whether or not they are represented by voting trust certificates, and to consummate such Transfer on those terms and conditions):

                   (i) each participating  Securityholder (including the Selling
              Holder) shall be entitled to sell a number of shares of Securities (not to exceed, for any Other Holder, the number of shares of such Securities identified in such Other Holder's Tag-Along Notice) equal to the product of (A) the number of Allocable Shares of such class of Securities and (B) a fraction, the numerator of which is such Securityholder's Ownership Percentage of such class of Securities and the denominator of which is the aggregate Ownership Percentage for all participating Securityholders of such class of Securities; and

                   (ii) if after allocating the Allocable Shares of any class of
              Securities to such Securityholders in accordance with clause (i) above, there are any Allocable Shares of such class that remain unallocated, then they shall be allocated (in one or more successive allocations on the basis of the allocation method specified in clause (i) above) among the Selling Holder and each such Other Holder that has elected in its Tag-Along Notice to sell a greater number of shares of such class of Securities than previously has been allocated to such Person pursuant to clause
              (i) and this clause (ii) (all of whom (but no others) shall, for purposes of clause (i) above, be deemed to be the participating Securityholders) until all such Allocable Shares have been allocated in accordance with this clause (ii).

              (b)  Excluded Transfers.  The rights and restrictions contained in
     Section 3.2(a) shall not apply with respect to any of the following Transfers of Securities:

                   (i)  any Transfer of Holdings Securities in a Public Sale;

                   (ii) any  Transfer  of Holdings  Securities  to and among the
              Members of Holdings and the partners, stockholders, and employees of such Members (subject to compliance with Sections 3.3 and 3.4);

                   (iii) any Transfer of Holdings Securities in accordance with
              Section 4.1;

                   (iv) any Transfer of Holdings  Securities  incidental  to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company;

                   (v) any Transfer of Holdings Securities to members of the management of the Company or its Subsidiaries; and

                   (vi) any Transfer constituting an Exempt Individual Transfer.

              (c) Excluded Securities. No Securities that have been transferred by the Selling Holder or an Other Holder in a Transfer pursuant to the provisions of Section 3.2(a) ("Excluded Securities") shall be subject again to the restrictions set forth in Section 3.2(a), nor shall any
     Securityholder holding Excluded Securities be entitled to exercise any rights as an Other Holder under Section 3.2(a) with respect to such Excluded Securities, and no Excluded Securities held by a Selling Holder or any Other Holder shall be counted in determining the respective participation  rights of such  Holders  in a  Transfer  subject  to Section
     3.2(a).

              (d) Survival of Provisions. The provisions of this Section 3.2 shall remain in effect following the first Public Offering.

              3.3 Securities Act Compliance. No Securities may be transferred by a Securityholder (other than pursuant to an effective registration statement under the Securities Act) unless such Securityholder first delivers to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act.

              3.4 Certain Transferees Bound by Agreement.  Subject to compliance with the other provisions of this Article III, any Securityholder may Transfer any Securities held by such Securityholder in accordance with applicable law; provided, however, that if the Transfer is not made pursuant to a Public Sale or a Sale of the Company, then the transferor of such Security shall first deliver to the Company a written agreement of the proposed transferee (excluding a transferee that is a Limited Partner) to become a Securityholder and to be bound by the terms of this Agreement, including, without limitation, the requirements of Section 2.3 (unless such proposed transferee is already a Securityholder). All Employee Securities will continue to be Employee Securities in the hands of any transferee (other than the Company, Holdings or any transferee in a Public Sale); provided that Employee Securities Transferred pursuant to an exercise of tag-along rights as an Other Holder under Section 3.2(a) shall not be subject to the provisions of Section 3.1 in the hands of the transferee or any subsequent transferee. All Equityholder Securities will continue to be Equityholder Securities in the hands of any transferee (other than the Company, Holdings or any transferee in a Public Sale); provided that Equityholder Securities Transferred pursuant to an exercise of tag-along rights as an Other Holder under
     Section 3.2(a) shall not be subject to the provisions of Section 3.1 in the hands of the transferee or any subsequent transferee. All Holdings Securities will continue to be Holdings Securities in the hands of any transferee (other than the Company, the Employees or a transferee in a Public Sale). All New Securityholder Securities will continue to be New Securityholder Securities in the hands of a transferee (other than the Company, Holdings, the Employees, the Equityholders or any transferee in a public sale; provided that New Securityholder Securities Transferred pursuant to an exercise of tag-along rights as an Other Holder under
     Section 3.2(a) shall not be subject to the provisions of Section 3.1 in the hands of the transferee or any subsequent transferee.

              3.5 Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securities as the owner of such Securities for any purpose.


                                      ARTICLE IV
                                  TAKE-ALONG RIGHTS;
                                 SALE OF THE COMPANY

              4.1  Take-Along Rights.

              (a)  Sale  of  the  Company.   If  the  Vestar  Holders  elect  to
     consummate,   or  to  cause  the  Company  to  consummate,   a  transaction
     constituting a Sale of the Company, the Vestar Holders may notify the Company and the other Securityholders in writing of the election of the Vestar Holders to exercise its rights under this Section 4.1. If the Vestar Holders deliver such notice, the other Securityholders will consent to and raise no objections to the proposed transaction, and the Securityholders and the Company will take all other actions reasonably necessary or desirable to cause the consummation of such Sale of the Company on the terms proposed by the Vestar Holders. Without limiting the foregoing, (i) if the proposed Sale of the Company is structured as a sale of assets or a merger or consolidation, the Securityholders and the Company will vote or cause to be voted all Securities that they hold or with respect to which such Securityholder has the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal rights which they may have in connection therewith, and
     (ii) if the  proposed

     Sale of the Company is structured as or involves a sale or redemption of Securities, the Securityholders will agree to sell their pro-rata share of the Securities being sold in such Sale of the Company on the terms and conditions approved by the Vestar Holders, and the Securityholders will execute any merger or sale agreement approved by the Vestar Holders in connection with such Sale of the Company.

              (b) Take-Along Conditions. The obligations of the Securityholders with respect to the Sale of the Company are subject to the satisfaction of the following conditions, in all cases taking into account the provisions of Section 7.11: (i) upon the consummation of the Sale of the Company, all of the holders of a particular class or series of Securities shall receive the same form and amount of consideration per share unit or amount of Securities, or if any holders of a particular class or series of Securities are given an option as to the form and amount of consideration to be received, all holders of such class or series will be given the same option, (ii) all holders of then currently exercisable rights to acquire a particular class or series of Securities will be given an opportunity to either (A) exercise such rights prior to the consummation of the Sale of the Company and participate in such sale as holders of such Securities or
     (B) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying
     (1) the same amount of consideration per share, unit or amount of Securities received by the holders of such type and class of Securities in connection with the Sale of the Company less the exercise price per share, unit or amount of such rights to acquire such Securities by (2) the number of shares, units or aggregate amount of Securities represented by such rights, and (iii) the holders of Preferred Stock shall receive consideration in respect of all of the issued and outstanding shares of Preferred Stock in such Sale of the Company having a fair market value equal to the aggregate Liquidation Value (plus all accrued but unpaid dividends) of such Preferred Stock (after which each share of Preferred Stock shall be treated as a share of Common Stock for purposes of allocating any remaining consideration from such sale) before any consideration is paid in respect of the Common Stock in such Sale of the Company; provided however, that if less than all of the outstanding Preferred Stock is acquired in such Sale of the Company or if all of the outstanding Preferred Stock is acquired in such Sale of the Company but the value of the consideration in such Sale of the Company is less than the aggregate Liquidation Value of such Preferred Stock, then the consideration in such Sale of the Company shall be allocated ratably among the holders of Preferred Stock based on the number of shares of Preferred Stock held by each such holder.

              (c) Purchaser Representative. If the Company or Holdings enters into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Securityholder that is not an "accredited investor" (within the meaning of Rule 501(a) of the Securities Act) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) approved by the Company and the Company will pay the fees of such purchaser representative. If any such Securityholder declines to appoint the purchaser representative approved by the Company such Securityholder will appoint another purchaser representative, and such Securityholder will be responsible for the fees of the purchaser representative so appointed.

              (d) Expenses. Each Securityholder will bear such Person's pro-rata share (based upon the relative amount of Securities sold) of the reasonable costs of any sale of

     Securities pursuant to a Sale of the Company (but only if such Sale of the Company is actually consummated) to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Securityholder for such Person's sole benefit will not be considered costs of the transaction hereunder. In the event that any transaction that the Vestar Holders elect to consummate or cause to be consummated pursuant to this Section 4.1 is not consummated for any reason, the Company will reimburse Holdings and/or the Vestar Holders for all actual and reasonable expenses paid or incurred by Holdings and/or the Vestar Holders in connection therewith.

              4.2 Sale of the Company. Notwithstanding any provision in this Agreement to the contrary each party hereto acknowledges and agrees that, in connection with a Sale of the Company, (a) the holders of Preferred Stock shall be entitled to receive proceeds in such sale on such terms and in the such amounts as if such sale were treated as a Liquidation of the Company and (b) Vestar Capital Partners shall be entitled to be paid customary and reasonable fees by the Company for any investment banking services provided by it in connection with such sale.

              4.3 Survival of Provisions. The provisions of this Section 4 shall remain in effect following the first Public Offering.


                                      ARTICLE V
                                 REGISTRATION RIGHTS

              5.1  Demand Registrations.

              (a) Requests for  Registration.  Subject to the provisions of this
     Article V, from and after the first anniversary of the closing of the Company's first Public Offering the Vestar Holders shall have the right (the "Holdings Demand Right") to request registration under the Securities Act of all or any portion of the Registrable Securities held by Vestar and/or Holdings (in each case, referred to herein as the "Requesting Holders") by delivering a written notice to the principal business office of the Company, which notice identifies the Requesting Holders and specifies the number of Registrable Securities to be included in such registration (the "Registration Request"). Subject to the restrictions set forth in paragraph 5.1(d), the Company will give prompt written notice of such Registration Request (the "Registration Notice") to all other holders of Registrable Securities and will thereupon use its best efforts to effect the registration (a "Demand Registration") under the Securities Act on any form available to the Company of:

                   (i) the Registrable Securities requested to be registered by the Requesting Holders;

                   (ii) all other Registrable Securities which the Company has received a written request to register within 30 days after the Registration Notice is given and any securities of the Company proposed to be included in such registration by the Company for its own account; and

                   (iii) any Common Stock of the Company proposed to be included in such registration by the holders of registration rights granted other than pursuant to this Agreement ("Other Registration Rights").

              (b) Preservation of Demand Registration. A registration undertaken by the Company at the request of the Requesting Holders will not count as a Demand Registration:

                   (i) if, pursuant to the Holdings Demand Right, the Requesting
              Holders fail to register and sell at least 75% of the Registrable Securities requested to be included in such registration by them, unless such failure results from any act of, or failure to act by, any of the Requesting Holders; or

                   (ii)  if  the  Requesting  Holders  withdraw  a  Registration
              Request (A) upon the determination of the Board of Directors of the Company to postpone the filing or effectiveness of a Registration Statement pursuant to paragraph 5.1(d) or (B) within ten days of receiving notice from the Company of its intent to exercise its Priority Right in connection with such registration.

              (c) Priority on Demand Registration. If the sole or managing underwriter of a Demand Registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, the Company will include in such registration the greatest number of (i) Registrable Securities proposed to be registered by the holders thereof, (ii)
     securities having Other Registration Rights that are pari passu with the demand rights granted in respect of Registrable Securities hereunder proposed to be registered by the holders thereof, and (iii) securities proposed to be registered by the Company for its own account which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, ratably among the holders of Registrable Securities and such Other Registration Rights, and the Company, based (A) as between the Company and such holders requesting registration, on the respective amounts of securities requested to be registered, and (B) as among the holders requesting registration, on the respective amounts of Registrable Securities and securities subject to such Other Registration Rights, as the case may be, held by each such holder; provided, however, that the Company shall have the right (the "Priority Right") to receive priority over all holders of Registrable Securities in any Demand Registration to be effected under this Section 5.1 with respect to securities that the Company proposes to include in such registration for its own account by giving written notice of its election to exercise such Priority Right to the holders of Registrable Securities requesting registration thereof; and provided further that for purposes of clause (B) of this Section 5.1(c), Preferred Stock shall be deemed to be Registrable Securities.

              (d) Restrictions on Demand Registrations. Except as otherwise provided in this Section 5.1(d), the Company shall be obligated to effect four Demand Registrations pursuant to a Holdings Demand Right. Any Demand Registration requested must be for a firmly underwritten public offering to be managed by an underwriter or underwriters of recognized national standing selected by the Requesting Holders and reasonably acceptable to the Company. The Company shall not be obligated to effect any Demand Registration within a period of one year after the effective date of any previous Demand Registration. The Company shall not be obligated to effect any Demand Registration if it reasonably believes that the aggregate sales price of all securities proposed to be included in such Demand Registration will not equal or exceed $5 million if such registration is effected on Form S-3 (or any successor form) or $10 million if such registration is effected on any other form. During any twelve month period, the Company may postpone once, for up to a period of 180 days, the filing or the effectiveness of a Registration Statement for a Demand Registration if the Board of Directors of the Company in good faith determines that such Demand Registration might reasonably be expected to have a materially adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other material transactions; provided that in such event, the Requesting Holders will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration.

              (e) Stock Splits. In connection with any Demand Registration pursuant to this Section 5.1, each party to this Agreement will vote, or cause to be voted, all securities of the Company over which it has the power to vote or direct the voting to effect any stock split which, in the opinion of the sole or managing underwriter, is necessary to facilitate the effectiveness of such Demand Registration.

              5.2  Incidental Registration.

              (a) Requests for Incidental Registration. At any time the Company proposes to register any shares of Common Stock under the Securities Act (other than pursuant to Section 5.1 or in connection with a business acquisition or combination or an employee benefit plan), whether in connection with a primary or secondary offering, the Company will give written notice to each holder of Registrable Securities at least thirty
     (30) days prior to the initial filing of such Registration Statement with the SEC of its intent to file such registration statement and of such holder's rights under this Section 5.2. Upon the written request of any holder of Registrable Securities made within twenty (20) days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company will use its best efforts to effect the registration (an "Incidental Registration") under the Securities Act of all Registrable Securities which the Company, as the case may be, has been so requested to register by the holders thereof; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Incidental Registration (each an "Incidental Registration Statement"), the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (a) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 5.2 in connection with such registration (but not from its obligation to pay the expenses incurred in connection therewith), and (b) in the case of a determination to delay registration, the Company shall be permitted to delay registering any Registrable Securities under this
     Section 5.2 during the period that the registration of such other securities is delayed.

              (b) Priority on Incidental  Registration.  If the sole or managing underwriter of a registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, the Company will include in such registration the Registrable Securities and other securities of the Company in the following order of priority:

                   (i) first,  the greatest  number of securities of the Company proposed to be included in such registration by the Company for its own account and by holders of Other Registration Rights that have priority over the incidental registration rights granted to holders of Registrable Securities under this Agreement, which in the opinion of such underwriters can be so sold; and

                   (ii) second,  after all securities that the Company  proposes to register for its own account or for the accounts of holders of Other Registration Rights that have priority over the incidental registration rights under this Agreement have been included, the greatest amount of Registrable Securities and securities having Other Registration Rights that are pari passu with Registrable Securities, in each case requested to be registered by the holders thereof which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, ratably among the holders of Registrable Securities and securities subject to such Other Registration Rights based on the respective amounts of Registrable Securities (it being agreed that in determining such amounts, Registrable Securities shall include Preferred Stock) and securities subject to such Other Registration Rights held by each such holder.

              5.3 Holdback Agreements. (a) Each holder of Registrable Securities agrees that if requested in connection with an underwritten offering made pursuant to a Registration Statement for which such Securityholder has registration rights pursuant to this Article V by the managing underwriter or underwriters of such underwritten offering, such holder will not effect any Public Sale or distribution of any of the securities being registered or any securities convertible or exchangeable or exercisable for such securities (except as part of such underwritten offering), during the period beginning 10 days prior to, and ending 180 days after, the closing date of each underwritten offering made pursuant to such Registration Statement (or for such shorter period as to which the managing underwriter or underwriters may agree.

              (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand
     Registration (or for such shorter period as to which the managing underwriter or underwriters may agree), except as part of such Demand Registration or in connection with any employee benefit or similar plan, any dividend reinvestment plan, or a business acquisition or combination and (ii) to use all reasonable efforts to cause each holder of at least 5% (on a fully-diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, which are or may be purchased from the Company at any time after the date of this Agreement (other than in a registered offering) to agree not to effect any sale or distribution of any such securities during such period (except as part of such underwritten offering, if otherwise permitted).

              5.4 Registration Procedures. In connection with the registration of any Registrable Securities, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

              (a) Prepare and file with the SEC a Registration Statement or Registration Statements on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method of distribution thereof, and use its best efforts to cause each such Registration Statement to become effective.

              (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period ending on the earlier of (i) 90 days from the effective date and
     (ii)  such  time  as  all of  such  securities  have  been  disposed  of in accordance with the intended method of disposition thereof; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such prospectus as so supplemented.

              (c) Notify the selling holders of Registrable Securities promptly (but in any event within two business days), and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of Registrable Securities the Company becomes aware that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5.4(h) below cease to be true and correct in all material respects, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, (v) if the Company becomes aware of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (d) Use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

              (e) Deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and, the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

              (f) Prior to any public offering of Registrable Securities, to use its best efforts to register or qualify, and cooperate with the selling holders of Registrable Securities, the underwriters, if any, the sales agents and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any selling holder or the managing underwriters reasonably request in writing; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

              (g) Upon the  occurrence  of any  event  contemplated  by  Section
     5.4(c)(v) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable
     Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (h) Enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing or sole underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries, and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters), addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the holders of Registrable Securities than those set forth in Section 5.6 hereof (or such other provisions and procedures acceptable to holders of a majority of the Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

              (i) Comply with all applicable rules and regulations of the SEC and make generally available to its Securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effectiveness of a Registration Statement, which statements shall cover said 12-month periods.

              (j) (i) Use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which Common Stock is then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no Common Stock is then so listed, use its best efforts to, either (as the Company may elect) (x) cause all such Registrable Securities to be listed on a national securities exchange or (y) secure designation of all such Registrable Securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 or, failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the National Association of Securities Dealers, Inc.
     ("NASD").

     The Company may require each holder of  Registrable  Securities as to which any registration is being effected to furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing; provided that such information shall be used only in connection with such registration. The Company may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information promptly after receiving such request. Each holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.4(c)(ii), 5.4(c)(iv) or 5.4(c)(v), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or prospectus until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.4, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto.

              5.5 Registration Expenses.  Subject to Section 5.1(b)(i), all fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not any Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or "blue sky" laws), (ii) reasonable messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants referred to in Section 5.4(h), (v) underwriters' fees and expenses (excluding discounts, commissions, or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), (vi) Securities Act liability insurance, if the Company so desires such insurance, (vii) internal expenses of the Company, (viii) the expense of any annual audit, (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and (x) the fees and expenses of any Person, including special experts, retained by the Company. In connection with any Demand Registration or Incidental Registration hereunder, the Company shall reimburse the holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (together with appropriate local counsel) chosen by the Requesting Holders, if pursuant to a Demand Registration, or the Company, in all other cases, and other reasonable out-of-pocket expenses of the holders of Registrable Securities incurred in connection with the registration of the Registrable Securities.

              5.6  Indemnification; Contribution.

              (a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, the officers, directors, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the

     Securities Act or Section 20 of the Exchange Act), the officers, directors, agents and employees of each such controlling person and any financial or investment adviser (each, an "Indemnified Party"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened) reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and reasonable expenses (including reasonable expenses of investigation) (collectively, "Losses"), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or form of prospectus or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by such Indemnified Party or the related holder of Registrable Securities expressly for use therein or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriters within the meaning of the Securities Act to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Person failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Person to the Person asserting the claim from which such Losses arise, (ii) the prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, and (iii) the Company has complied with its obligations under Section 5.4(c). Each indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

              (b) Indemnification by Holders. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder, or an authorized officer of such holder, shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or prospectus and agrees, severally and not jointly, to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of
     Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such holder to the Company expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by the Company in preparation of such Registration Statement, prospectus or form of prospectus; provided, however, that such holder of Registrable Securities shall not be liable in any such case to the extent that the holder has furnished in writing to the Company within a reasonable period of time prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

              (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought (the "indemnifying parties") of the commencement of any action, suit, proceeding or investigation or written threat thereof (a
     "Proceeding") with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (i) the indemnifying parties agree to pay such fees and expenses; (ii) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or
     (iii) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that, unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or indemnified party or parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The indemnifying parties shall not consent to entry of any judgment or enter into any settlement which (i) provides for other than monetary damages without the consent of the indemnified party or parties (which consent shall not be unreasonably withheld or delayed) or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party or parties of a release, in form and substance satisfactory to the indemnified  party  or  parties,  from all  liability  in  respect  of such
     Proceeding for which such indemnified party would be entitled to indemnification hereunder.

              (d)  Contribution.  If the  indemnification  provided  for in this
     Section 5.6 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 5.6 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 5.6(a) or 5.6(b) was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.6(d) were determined by pro-rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.6(d). Notwithstanding the provisions of this Section 5.6(d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

              5.7 Rules 144 and 144A. At all times after the Company effects its first Public Offering, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as such information is necessary to permit sales under Rule 144A), and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

              5.8 Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

              5.9 No Inconsistent Agreements. The Company has not and will not, enter into any agreement with respect to the Company's securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Article V or otherwise conflicts with the provisions hereof.


                                      ARTICLE VI
                              AMENDMENT AND TERMINATION

              6.1 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Securityholders unless such modification, amendment or waiver is approved in writing by each of the Company, the holders of a majority of the Holdings Securities adversely affected by such modification, amendment or waiver, the holders of a majority of the Equityholder Securities adversely affected by such modification, amendment or waiver and the holders of a majority of the Employee Securities adversely affected by such modification, amendment or waiver. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

              6.2 Termination of Certain Provisions. The provisions of Article II shall terminate upon the consummation of the Company's first Public Offering if, and only to the extent, required by the managing underwriter of such Public Offering; provided, however, that none of the limitations set forth in Article II on the Vestar Holders' ability to cause the other Securityholders to vote their Securities in the manner the Vestar Holders' direct in connection with the transactions specified in Section 2.2 may be terminated with respect to any of such rights granted to the Vestar Holders in Section 2.2.

              6.3 Termination of Agreement. This Agreement will terminate in respect of all Securityholders (a) with the written consent of the Company, the holders of a majority of the Holdings Securities and the holders of a majority of the Equityholder Securities and the Employee Securities, (b) upon the dissolution, liquidation or winding-up of the Company or (c) upon the consummation of a Sale of the Company (except with respect to the rights to

     Incidental  Registration  under Article V, which shall  survive).
     The termination of this Agreement will not affect any indemnification or contribution obligations under Section 5.6, which shall survive such termination.

              6.4 Termination as to a Party. Any Person who ceases to hold any Securities shall cease to be a Securityholder and shall have no further rights or obligations under this Agreement (except with respect to any indemnification and contribution obligations under Section 5.6, which shall survive).


                              ARTICLE VII
                             MISCELLANEOUS

              7.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

              "Affiliate" of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any other member of such Person's Family Group.

              "Agreement" has the meaning set forth in the preface.

              "Agreement of Merger" means the Agreement and Plan of Merger dated as of February 24, 1996 among Fort Mill A Inc., a Delaware corporation, Springs Industries, Inc., a South Carolina corporation, the Company and Holdings.

              "Allocable Shares" has the meaning set forth in Section 3.2(a).

              "Applicable Percentage" has the meaning given to such term in the Management Subscription Agreements.

              "Book Value" has the meaning given to such term in the Management Subscription Agreements.

              "Closing Date" has the meaning given such term in the Agreement of Merger.

              "Common Stock" means, collectively, the Company's common stock, par value $.01 per share, and any other class or series of authorized capital stock of the Company which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

              "Common Stock Equivalents" means (without duplication with any Common Stock or other Common Stock Equivalents) rights, warrants, options (including the Options), convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities exercisable for or convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

              "Company" has the meaning set forth in the preface.

              "Control" (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

              "Cost" has the meaning given to such term in the Management Subscription Agreements.

              "Demand Registration" has the meaning given to such term in
     Section 5.1(a).

              "Employee" has the meaning set forth in the preface.

              "Employee Securities" means (a) the Common Stock acquired by the Employees on the date of this Agreement under the Management Subscription Agreements, (b) Voting Trust Certificates acquired by the Employees pursuant to the Voting Trust Agreement, (c) any Options and any Common Stock issued upon exercise of the Options, (d) any Securities, Common Stock or Preferred Stock hereafter acquired by any holder of Employee Securities, and (e) any securities of the Company issued with respect to the securities referred to in clauses (a), (b), (c), or (d) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization.

              "Equityholder Securities" means (a) the Common Stock acquired by the Equityholders on the date of this Agreement and the Equity Purchase Agreement, (b) Voting Trust Certificates acquired by the Equityholders pursuant to the Voting Trust Agreement, (c) any Securities, Common Stock or Preferred Stock hereafter acquired by any holder of Equityholder Securities, and (d) any securities of the Company issued with respect to the securities referred to in clauses (a), (b) or (c) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization.

              "Equity Purchase Agreement" means the Equity Purchase Agreement of
     even  date   herewith  by  and  among  the   Company,   Holdings  and  each
     Equityholder.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

              "Excluded Securities" has the meaning set forth in Section 3.3(c).

              "Exempt Employee Transfer" means a Transfer of Employee Securities
     (a)  pursuant to an exercise of  tag-along  rights as an Other Holder under
     Section 3.2, (b) pursuant to a Sale of the Company under Section 4.1 or other transaction approved under Section 2.2,

     (c) to the Company and/or Holdings pursuant to the call option under the Management Subscription Agreement, (d) to the Company pursuant to an exercise of the put option under the Management Subscription Agreement, (e) pursuant to a Public Sale, (f) upon the death of the holder pursuant to the applicable laws of descent and distribution, (g) to or among such Employee's Family Group, (h) incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company, or (i) as required by the Voting Trust Agreement.

              "Exempt Equityholder Transfer" means a Transfer of Equityholder Securities (a) pursuant to an exercise of tag-along rights as an Other Holder under Section 3.2, (b) pursuant to a Sale of the Company under
     Section 4.1 or other transaction approved under Section 2.2, (c) pursuant to a Public Sale, (d) upon the death of the holder pursuant to the applicable laws of descent and distribution, (e) to or among such Equityholder's Family Group, (f) incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company, or (g) as required by the Voting Trust Agreement.

              "Exempt Individual Transfer" means a Transfer of Holdings Securities held by a natural person (a) upon the death of the holder pursuant to the applicable laws of descent and distribution, (b) to or among such Person's Family Group, (c) to the Company incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company, or (d) as required by the Voting Trust Agreement.

              "Family Group" means, with respect to any individual, such individual's spouse and descendants (whether natural or adopted) and any trust established and maintained for the benefit of such individual, such individual's spouse or such individual's descendants.

              "Fully-Diluted Shares" means, as of any date of determination, the number of shares of such Common Stock outstanding plus (without duplication) all shares of such Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding Common Stock Equivalents.

              "Holdings" has the meanings set forth in the preface.

              "Holdings Demand Right" has the meaning given such term in Section 5.1(a).

              "Holdings Securities" means (a) Holdings Shares, (b) Securities, Common Stock or Preferred Stock hereafter acquired by Holdings or the Members, and (c) any securities of the Company issued with respect to the securities referred to in clauses (a) or (b) above by way of a payment-in-kind, stock dividend, or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization.

              "Holdings Shares" means the shares of Common Stock and Preferred Stock issued to Holdings on the Closing Date.

              "Incidental Registration" has the meaning given such term in
     Section 5.2(a).

              "Incidental Registration Statement" has the meaning given to such term in Section 5.2(a).

              "Indemnified Party" has the meaning given such term in Section 5.6(a).

              "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not beneficially own five percent (5%) or more of the Fully-Diluted Shares or the Preferred Stock, who is not an Affiliate of any such five percent (5%) beneficial owner and is not a member of the Family Group of any such five percent (5%) beneficial owner.

              "Limited Partner" means a limited partner in Vestar (excluding any such limited partner who is an employee of the general partner of Vestar or any Affiliate of the general partner of Vestar).

              "Liquidation" has the meaning given to such term in the Company's Certificate of Incorporation.

              "Liquidation Value" has the meaning given to such term in the Company's Certificate of Incorporation.

              "Losses" has the meaning given such term in Section 5.6(a).

              "Management  Subscription  Agreements" mean the management  common
     stock  subscription   agreements  between  the  Company  and  each  of  the
     Employees.

              "Member" has the meaning given such term in the Operating
     Agreement.

              "NASD" has the meaning given such term in Section 5.4(j).

              "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

              "New Securityholder" means any Person who executes a counterpart of this Agreement with the consent of the Vestar Holders who is not a transferee of Holdings, Employees or Equityholders.

              "New  Securityholder   Securities"  means  [(a)  Common  Stock  or
     Preferred Stock hereafter acquired by a New Securityholder and (b) any securities of the

     Company issued with respect to the securities referred to in clause (a) above by way of payment-in-kind, stock dividend or stock split, or in connection with a combination of shares, exchange, recapitalization, merger, consolidation or other reorganization.]

              "Operating Agreement" means the Operating Agreement dated as of April 17, 1996 among Vestar and the other parties thereto.

              "Options" means any options to purchase shares of Common Stock granted by the Company to any Employee on or after the date of this Agreement.

              "Other Holder" has the meaning given such term in Section 3.2(a).

              "Other Registration Rights" has the meaning given such term in
     Section 5.1(a).

              "Ownership Percentage" means, for each Securityholder and with respect to a type and class of Security (other than Excluded Securities), the percentage obtained by dividing the number of shares of such Security held by such Securityholder by the total number of shares of such Security (other than Excluded Securities) outstanding.

              "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

              "Pledge Agreements" means the pledge agreements between the Company and each of the Employees.

              "Preferred Stock" means the Company's 12.5% Preferred Stock, par value $.01 per share, and any other class or series of authorized capital stock of the Company that is limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

              "Priority Right" has the meaning given such term in Section
     5.1(c).

              "Proceeding" has the meaning given such term in Section 5.6(c).

              "Public Offering" means a sale of Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect, provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

              "Public Sale" means a sale of Securities pursuant to a Public Offering or a Rule 144 Sale.

              "Registrable Securities" means (i) any Common Stock issued as of the Closing Date or issuable upon the exercise of the Options, (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) (or with respect to any Preferred Stock issued as of the Closing Date) by way of a conversion right, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (i) Transferred in a Public Sale or (ii) otherwise Transferred and new certificates not bearing the legend set forth in Section 7.2(b) shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or such state securities or blue sky laws then in force. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been affected. Registrable Securities deposited with the Voting Trustee shall, for purposes of this definition and Article V, be deemed to be held by the Person holding the Voting Trust Certificate representing the beneficial ownership of such Registrable Securities and the Voting Trustee shall not be deemed to be a holder thereof for any of such purposes. Notwithstanding the foregoing, the Company shall not be required to register any securities other than shares of its Common Stock.

              "Registration Notice" has the meaning given such term in Section 5.1(a).

              "Registration Request" has the meaning given such term in Section 5.1(a).

              "Registration Statement" means any registration statement of the Company under which any of the Registrable Securities are included therein pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

              "Requesting Holder" has the meaning given such term in Section 5.1
     (a).

              "Rule 144" means Rule 144 adopted under the Securities Act (or any successor rule or regulation).

              "Rule 144A" means Rule 144A adopted under the Securities Act (or any successor rule or regulation).

              "Rule 144 Sale" means a sale of Securities to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any successor rule or regulation).

              "Sale of the Company" means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), (i) with an Independent Third Party or a group of Independent Third Parties or (ii) with any other

     Person or Persons on an arm's-length basis pursuant to which such party or parties (a) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the Holdings Shares or (b) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

              "Sale Notice" has the meaning given such term in Section 3.2(a).

              "SEC"  means the Securities and Exchange Commission.

              "Securities" means, collectively, the Holdings Securities, the Equityholder Securities, the Employee Securities and the New Securityholder Securities.

              "Securityholder" has the meaning given such term in the preface.

              "Securities Act" means the Securities Act of 1933, as amended from time to time.

              "Selling Holder" has the meaning given such term in Section
     3.2(a).

              "Subsidiary" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect directors having a majority of the voting power of the board of directors of such corporation.

              "Tag-Along Notice" has the meaning given such term in Section 3.2
     (a).

              "Transfer" means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any Security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such Security or any interest therein.

              "Vestar" means Vestar Equity Partners, L.P., a Delaware limited partnership.

              "Vestar Holders" means Vestar (a) in its capacity as the manager of Holdings prior to the distribution of the Holdings Securities to the Members and/or the liquidation and dissolution of Holdings and (b) in its individual capacity thereafter.

              "Voting Trust Agreement" has the meaning given such term in the preface.

              "Voting Trust Certificates" means any voting trust certificates issued pursuant to the Voting Trust Agreement.

              "Voting Trustee" has the meaning given such term in the preface.

              7.2  Legends.

              (a) Securityholders Agreement. Each certificate or instrument evidencing Securities and each certificate or instrument issued in exchange for or upon the Transfer of any such Securities (if such securities remain subject to this Agreement after such Transfer) shall be stamped or otherwise imprinted with a legend (as appropriately completed under the circumstances) in substantially the following form:

                   "THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE ["EMPLOYEE SECURITIES"] ["EQUITYHOLDER SECURITIES"] ["HOLDINGS SECURITIES"] UNDER A CERTAIN SECURITYHOLDERS AGREEMENT DATED AS OF APRIL 17, 1996 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SECURITYHOLDERS AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITYHOLDERS AGREEMENT. A COPY OF SUCH SECURITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

              (b) Restricted Securities. Each instrument or certificate evidencing Securities and each instrument or certificate issued in exchange or upon the Transfer of any Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED  UNDER THE SECURITIES
                   ACT OF 1933,  AS  AMENDED  (THE  "SECURITIES  ACT"), AND MAY
                    NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN  REGISTERED  UNDER
                    THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES
                    ACT)."

              (c) Removal of Legends. Whenever in the opinion of the Company and counsel reasonably satisfactory to the Company (which opinion shall be delivered to the Company in writing) the restrictions described in any legend set forth above cease to be applicable to any Securities, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new instrument or certificate not bearing a legend stating such restriction.

              7.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

              7.4 Entire Agreement. Except as otherwise expressly contemplated hereby, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

              7.5 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Securityholders and any subsequent holders of Securities and the respective successors and assigns of each of them, so long as they hold Securities.

              7.6 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

              7.7 Remedies. The Company and the Securityholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Securityholder may in such Person's sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

              7.8 Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the attached Schedule of Securityholders and to any subsequent holder of Securities subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed) delivered personally, five days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

              Clark-Schwebel Holdings, Inc.
              c/o Vestar Equity Partners, L.P.
              245 Park Avenue, 41st Floor
              New York, New York  10167
              Attn:  Sander M. Levy

     A copy of each notice given to the Company shall be given to Vestar (and no notice to the Company shall be effective until such copy is delivered to Vestar) at the following address:

              Vestar Equity Partners, L.P.
              245 Park Avenue, 41st Floor
              New York, New York  10167
              Attn:  Sander M. Levy
              Telecopy: (212) 808-4922

              with a copy to:

              Kirkland & Ellis
              655 Fifteenth Street, N.W.
              Washington, D.C.  20005
              Attn: Jack M. Feder
              Telecopy: (202) 879-5200

              7.9 Governing Law. The General Corporation Law of the State of Delaware shall govern all questions arising under this Agreement concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

              7.10 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

              7.11 Voting Trust Certificates. With respect to any determination of the number of Securities, the price per type and class of Security, the Ownership Percentage of each Securityholder with respect to any Security, the participation rights to be afforded to each type and class of Security, and any other determination requiring a comparison of Securities under Sections 3.2(a) or 4.1, any Voting Trust Certificates held by any Securityholder shall be ignored and the Securities in which such Voting Trust Certificates represent the beneficial ownership shall be counted in respect of all references therein to "Securities;" provided, however, that, notwithstanding the foregoing, subject to any provision in the Voting Trust Agreement to the contrary, such Voting Trust Certificates shall be the Securities to be Transferred under Sections 3.2(a) or 4.1.

                  *     *     *     *     *

         IN  WITNESS   WHEREOF,   the   parties   hereto  have   executed   this
     Securityholders Agreement on the day and year first above written.

     CLARK-SCHWEBEL HOLDINGS, INC.


                              By:
                                  --------------------------------
                              Its:
                                  --------------------------------

                              VESTAR/CS HOLDING COMPANY, L.L.C.


                              By:
                                  --------------------------------
                              Its:
                                  --------------------------------

                              EQUITYHOLDERS:


                              --------------------------------
                              Barbara S. Davis


                              --------------------------------
                              Diane S. Freedman


                              --------------------------------
                              Judith S. Lerman

                              EMPLOYEES:


                              --------------------------------
                              William D. Bennison


                              --------------------------------
                              Richard C. Wolfe


                              --------------------------------
                              Donald R. Burnette

                              --------------------------------
                              William H. Boyles


                              --------------------------------
                              Dieter R. Wachter


                              --------------------------------
                              Harvey A. Morse


                              --------------------------------
                              Jeffrey Ettin


                              --------------------------------
                              E. J. Geddings


                              --------------------------------
                              Michael C. Marshall


                              --------------------------------
                              Hughlyn H. Burgess


                              --------------------------------
                              Randall T. Brown


                              --------------------------------
                              Robert B. Hinton


                              --------------------------------
                              Thomas J. Bettencourt


                              --------------------------------
                              Kyle J. Davidson

                        SCHEDULE OF SECURITYHOLDERS


1.   Vestar/CS Holding Company, L.L.C.       11.  Jeffrey Ettin
     c/o Vestar Equity Partners, L.P.             P.O. Box 5918
     245 Park Avenue, 41st Floor                  886 Saybrook Lane
     New York, New York  10167                    Buffalo Grove, IL  60089
     Attention:  Sander M. Levy
                 Managing Director           12.  E. J. Geddings
                                                  P.O. Box 808
2.   Barbara S. Davis                             Washington, GA  30673
     91 Central Park West
     Apartment 8C                            13.  Michael C. Marshall
     New York, New York  10023                    164 Eastwood Drive
                                                  Statesville, NC  28677
3.   Diane S. Freedman
     32 Brett Lane                           14.  Hughlyn H. Burgess
     Bedford, New York  10506                     110 Worthington
                                                  Anderson, SC  29621
4.   Judith S. Lerman
     8 Wyeth Court                           15.  Randall T. Brown
     Pleasantville, New York  10570               P.O. Box 1273
                                                  Cleveland, GA  30528
5.   William D. Bennison
     422 Sweetwater Road                     16.  Robert B. Hinton
     Greer, SC  29650                             102 Arden Chase
                                                  Anderson, SC  29621
6.   Richard C. Wolfe
     205 Fox Creek Road                      17.  Thomas J. Bettencourt
     Anderson, SC  29621                          207 Hartsdale Lane
                                                  Greer, SC  29650
7.   Donald R. Burnette
     32 Reagan Court                         18.  Kyle J. Davidson
     Spartanburg, SC  29303                       226 Deer Springs Lane
                                                  Simpsonville, SC  29681
8.   William H. Boyles
     300 Belfrey Drive
     Greer, SC  29650

9.   Dieter R. Wachter
     44 Maywood Road
     Darien, CT  06820

10.  Harvey A. Morse
     408 Sutton Road
     Anderson, SC  29621